Exhibit 4.2

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

FORM OF SUBSCRIPTION DOCUMENTS

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

SECURITIES PURCHASE AGREEMENT

LIFE SCIENCE HOLDING COMPANY

THE SECURITIES WHICH ARE THE SUBJECT OF THIS SECURITIES PURCHASE AGREEMENT (AS IT MAY BE AMENDED FROM TIME TO TIME, THE “AGREEMENT’) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES Act”) OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF THE INTENDED COMPLIANCE BY THE ISSUER WITH SECTION 3(b) OF THE SECURITIES ACT, THE PROVISIONS OF RULE 504 REGULATION D UNDER SUCH ACT AND SIMILAR EXEMPTIONS UNDER COLORADO OR OTHER STATE LAW. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS DOCUMENTATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED HEREIN MAY ONLY BE PURCHASED BY “ACCREDITED INVESTORS” AS DEFINED BY RULE 501 OF REGULATION D AND THE RULES OF THE COLORADO SECURITIES DIVISION.

This Agreement has been executed by the undersigned purchaser,_________________________________ (hereafter, the “Purchaser”) in connection with the private purchase of Units of Class A Common stock and a number of shares (the “Shares” or the “Securities”) of common stock with a .0001 par value per share (the “Common Stock”), of Life Science Holding Company (the “Company”), a non-publicly-held corporation formed under the laws of the State of Colorado. The Shares are being offered and sold in reliance upon the exemption from securities registration afforded by the provisions of Rule 504 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”), and applicable securities laws and regulations of the st e of Colorado. his Securities Purchase Agreement (this “Agreement”) is made as of the _____day of_________________________

Section 1.1 Purchase and Sale of Shares. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, Units of Shares of Class A Common Stock.

Section 1.2 Purchase Price. The total aggregate purchase price for each Unit shall be $25,000 (the “Purchase Price”) and each Unit consists of 100,000 Shares of Class A Common stock which results in the per Share price of Class A Common stock equal to $0.25 per share.

Section 1.3 Reporting Status; Compliance with Rule 504. The Company represents and warrants that, as of the date of this Agreement, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1934, as amended (the “1934 Act”), the Company is not an investment company or a developmental stage company that has no specific business plan or purpose, and the Company is otherwise in compliance with the requirements of Rule 504 of Regulation D with respect to the offerings contemplated hereby, and is able to and does hereby offer and sell the Shares in accordance with the provisions of Rule 504 and applicable state law.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Section 2.1 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties to the Company:

(a) Accredited Investor. The Purchaser is an “accredited investor” under the definition set forth in Rule 501(a) of Regulation D, promulgated under the Securities Act. As required by applicable law, prior to the Closing Date, the Purchaser has provided or will provide to the Company reasonable documentation of its status as an “accredited investor.”

(b) Speculative Investment. The Purchaser is aware that an investment in the Securities is highly speculative and subject to substantial risks. The Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of complete loss of the Purchaser’s investment in the Securities which make liquidation of this investment impossible for the indefinite future.

(c) Privately Offered. The offer to acquire the Securities was directly communicated to the Purchaser in such manner that the Purchaser was able to ask questions of and receive answers concerning the terms and conditions of this transaction. At no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(d) Purchase for Investment. The Securities are being acquired solely for the Purchaser’s own account, for investment purposes, and are not being purchased with view to the resale, distribution, subdivision or fractionalization thereof without proper registration with applicable securities administrators or an applicable exemption from such registration. The Purchaser will comply with all applicable law with respect to any resale of the Securities.

(e) Access to Information. Purchaser or Purchaser’s professional advisor has been granted the opportunity to ask questions or and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the offering of Securities, the Company, its business and prospects, and to obtain any additional information which Purchaser or Purchaser’s professional advisor deems necessary to verify the accuracy and completeness of the information received.

(f) Reliance on Own Advisors. Purchaser has relied on the advice of, or has consulted with, Purchaser’s own tax, investment, legal or other advisors and has not relied on the Company or any of it affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act for any tax or legal advice. The foregoing, however, does not limit or modify Purchaser’s right to rely upon representations and warranties of the Company in Section 2.2 of this Agreement and any representations of any third parties acting as agents for or on the Company’s behalf.

(g) Capability to Evaluate. Purchaser has such knowledge and experience in financial and business matters so as to enable such Purchaser to utilize the information made available to it in connection with the offer of the Securities in order to evaluate the merits and risks of the prospective investment.

( ) Authority. The Purchaser (and each of its subsidiaries, if applicable) is an sophisticated individual or a corporation duly incorporated and existing in good standing under the laws of the State of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Purchaser has MI power and authority to execute and deliver this Agreement and each other document included herein (if any) for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Purchaser is executing this Agreement; and to act in accordance with the terms of this Agreement and such other documents (if any).

Section 2.2 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization and Qualification. The Company (and each of its subsidiaries, if applicable) is a corporation duly incorporated and existing in good standing under the laws of the state in which it is incorporated and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. “Material Adverse Effect”, for purposes of this Agreement, means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

(b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue Securities in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application) and (v) prior to the Closing Date, any necessary amendment to the Company’s Articles of Incorporation authorizing Company to issue all of the Securities will have been filed with the Secretary of State of the state in which the Company is incorporated and will be in full force and effect, enforceable against the Company in accordance with the terms of such amended Articles of Incorporation.

(c) Authorized Capital; Rights or Commitments to Stock. As of June 30, 2021, the authorized capital stock of the Company consists of 1,100,000,000 Shares of which 1,000,000,000 are designated Common Stock, and approximately 33,954,000 Shares are issued and outstanding; and 100,000,000 are designated Preferred Stock of which no Shares are issued and outstanding.

All of the outstanding Shares of the Company’s Common Stock have been validly issued and are fully paid and non-assessable. Except as described in Exhibit A (attached only if applicable), no Shares of Common Stock are entitled to registration rights or preemptive rights, and there are no (I) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any Shares of capital stock of the Company, (II) contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional Shares of capital stock of the Company or (III) options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities (whether notes, debentures, preferred stock or otherwise) or rights convertible into shares of capital stock of the Company.

(d) Issuance of Securities. The issuance of the Securities has been duly authorized and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights inherent in the Common Stock and as specified herein.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

(e) No Conflicts. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s By-Laws, as in effect on the date hereof (the “By-Laws”). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company’s Articles or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Purchaser and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than any filing of a vote establishing a class or series of stock with the Secretary of State or similar authority of the state in which the Company is incorporated) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms hereof, except the filing of Form D with the SEC and with the Colorado Division of Securities, and the payment of any filing or other fees required by such governing authority(ies); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein. The Company will send a copy of the Form D to the Purchaser once filed with the SEC.

(f) Reporting Status; Financial Statements. The Company is not as of the date hereof subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act. The Company is not an investment company or a developmental stage company that has no specific business plan or purpose.

Except as set forth in Exhibit A, no information or documentation provided to the Purchaser as of the date hereof has contained any untrue statement of a material fact or has omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Exhibit A, the financial statements of the Company provided to the Purchaser, if any, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Material Adverse Change. Since at least the date which is twelve (12) months prior to the date of this Agreement, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

(h) No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities or obligations not disclosed to the Purchaser in writing, other than those incurred in the ordinary course of the Company’s or any of its subsidiaries’ respective businesses since the date which is forty-five days prior to the date of this Agreement, which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or any of its subsidiaries.

(i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

0) No General Solicitation. Neither the Company, nor any of its affiliates, or, to the best of its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

(k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any of the Company’s securities or solicited any offers to buy any of such securities, under circumstances that would prevent the Company from offering the Securities pursuant to Rule 504.

Section 3.1 Securities Compliance. The Company shall to the extent required notify the SEC, the Colorado Division of Securities, the NASD and NASDAQ OTC Bulletin Board Market, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser.

Section 3.2 Registration and Listing. Until at least one (1) year after the Closing Date, the Company will take all action within its power to list its Common Stock on the NASDAQ-OTC Pink Sheet Market (or other principal market) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ. The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding to the Company is bound by this Agreement with respect to its securities issued in exchange for or in replacement of the Shares or the consideration received for or in replacement of the Shares is cash.

Section 3.3 Transfer Agent Instructions.

(a.) Common Stock to be Issued Without Restrictive Legend. Upon the Closing, the Company shall instruct its transfer agent to issue certificates equivalent to the number of Shares to be received by the Purchaser pursuant to this Agreement, without restrictive legend in the name of the Purchaser and in such denominations to be specified by the Purchaser. So long as the Purchaser’s representations herein are true and correct at all relevant times, and so long as Purchaser complies with applicable law, the Common Stock shall be immediately freely transferable on the books and records of the Company.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

(b.) Registration. If at any time the Shares bear a restrictive legend of any kind for any reason (other than Purchaser’s representations herein not being true or Purchaser’s failure to comply with applicable law), then the Company shall be required, at the request of Purchaser and at the Company’s expense, to effect the registration of the Underlying Shares under the 1933 Act and all relevant “blue sky” laws as promptly as is practicable but in any event within the time limits specified in this Paragraph 3.3(c). The Company and Purchaser shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Company shall file a registration statement within fifteen (15) days after Purchaser’s demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and in any event within sixty (60) days from the initial filing thereof. Such best efforts shall include, without limitation, promptly responding to all comments received from the SEC and providing Purchaser’s counsel with a contemporaneous copy of all written correspondence with the SEC. Once declared effective by the SEC, the Company shall cause such registration statement to remain effective until the earlier of: (i) the sale by Purchaser of all the Shares registered; or (ii) one hundred eighty (180) days after the effective date of such registration statement. In the event the Company undertakes to file a registration statement on Form S-3 in connection with the Common Stock, upon the effectiveness of such registration, Purchaser shall have the option to sell the Shares pursuant thereto. The foregoing shall not in any way limit Purchaser’s rights in connection with the Common Stock or the Shares pursuant to Regulation D or otherwise. If the registration statement required hereunder is not declared effective by the SEC within the time limits stated in this Paragraph 3.3(c), the Company will be liable to Purchaser for liquidated damages. Such liquidated damages shall be in the amount of one percent (1%) of the Purchase Price for each thirty (30) day period beginning on the date effectiveness was called for under this Paragraph 3.3(c) and ending on the date on which such registration statement is declared effective by the SEC. Said liquidated damages shall be pro-rated for the partial thirty (30) day period in which the registration statement is declared effective. Said liquidated damages shall be due and payable at the end of each such thirty (30) day period, and shall be paid in cash at the place specified in writing by Purchaser. After one (1) year from the Closing Date, such liquidated damages will cease to accrue, and Purchaser may rely upon Rule 144 for all sales of Shares received pursuant to this Agreement.

Section 3.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general working capital purposes. At the Purchaser’s request, the Company will provide the Purchaser a schedule of the exact use of proceeds prior to Closing.

Section 4.1 General Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Securities to the Purchaser is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Company in its sole discretion, at any time.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for any representations and warranties that are effective as of a particular, specified date).

(j) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

(k) No Injunction, No Legal Action. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement. No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(l) [Intentionally left blank.]

(m) Execution. The Purchaser shall have executed two (2) originals of this Agreement and delivered the same to the Company.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

(f) Purchase Price. The Purchaser shall have delivered the applicable Purchase Price for the Shares to be purchased, in accordance with Sections 1.2 and 1.3 above.

Section 4.2 General Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares. The obligation hereunder of the Purchaser to acquire and pay for the Securities is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are effective as of a particular, specified date).

(n) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Closing, unless any such agreement or condition is waived by the Purchaser in writing at or prior to Closing.

(o) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(p) Execution. The Company shall have executed two (2) originals of this Agreement and delivered the same to the Purchaser.

Section 5.1 No Legend on Stock. No certificate representing Shares shall contain any restrictive legend of any kind.

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser. This Agreement may be terminated by action of the respective Board of Directors or other governing body of the Purchaser or the Company at any time if the Closing shall not have been consummated by the fifth (5th) business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date of this Agreement, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.

Section 7.1 Fees and Expenses. The Company shall pay the fees, commissions and expenses of its advisers, brokers, finders, counsel, accountants and other experts, if any, and all other expenses associated therewith, in accordance with their respective agreements. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

Section 7.2 Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

(b) The Company and the Purchaser each (1) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Colorado for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3 Entire Agreement: Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

To the Company:	LIFE SCIENCE HOLDING COMPANY
P.O. BOX 546
PARKER, COLORADO 80134

To the Purchaser: At the address set forth at the foot of this Agreement or as specified hereafter in writing by Purchaser.

changed address to the other party hereto.

Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Section 7.7 Governing Law. This Agreement is deemed made, and the transactions contemplated herein are deemed to have taken place in, the State of Colorado. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado without regard to such state’s principles of conflict of laws.

Section 7.8 Survival. The representations and warranties of the Company and the Purchaser contained in herein and the agreements and covenants set forth in Sections 1.1 through 1.4, 3.1 through 3.5 and 7.1 through 7.16 shall survive for a period of three (3) years after the Closing Date.

Section 7.9 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.10 NASDAQ. The term “NASDAQ” or “NASDAQ OTC Pink Sheet Market” herein refers to the principal market on which the Common Stock of the Company may be traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term “NASDAQ” or “NASDAQ OTC Pink Sheet Market “ shall be deemed to refer to such exchange or other principal market.

Section 7.11 Acceptance. Execution and delivery of this Agreement by the Purchaser shall constitute an offer to purchase the Shares, which offer, unless previously revoked by the Purchaser, may be accepted or rejected by the Company, in its sole discretion for any cause or for no cause and without liability to the Purchaser. The Company shall indicate acceptance of this Agreement by signing as indicated on the signature page hereof.

Section 7.12 Binding Agreement. Upon acceptance of this Agreement by the Company, the Purchaser agrees that it may not cancel, terminate or revoke any agreement of the Purchaser made hereunder, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of the Purchaser.

Section 7.13 Incorporation by Reference. All information set forth on the signature page is incorporated as integral terms of this Agreement.

Section 7.14 Counterparts. This Agreement may be signed in multiple counterparts, which counterparts shall constitute one and the same original instrument.

Section 7.15 Severability. If any portion of this Agreement shall be held illegal, unenforceable void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

Section 7.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the date set forth below.

COMPANY:	PURCHASER:
LIFE SCIENCE HOLDING COMPANY
A Colorado Corp.

By:	By:
Name:	Name:
Title:

PURCHASER:
[If more than one]

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

INVESTOR INFORMATION PAGE

[Each Unit of $25,000 equals 100,000 shares of Class A Common stock]

Name	Taxpayer ID	Signature

Name (if more than one Subscriber)	Taxpayer ID #	Signature

(Please print name(s) in which the Shares are to be issued and how wish then to be titled)

Street Address

City	State	Zip Code

Telephone Number #1

Telephone Number #2

Telephone Number #3

Email Address #2

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

COMPANY’S WIRE INSTRUCTIONS

FOR SELF DIRECTED IRA’S